Exhibit 10.18
OSI PHARMACEUTICALS, INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
     THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), by and between OSI PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and Dr. Anker Lundemose (the “Employee”), is entered into as of the date set forth beneath the Employee’s name below. Capitalized terms, unless otherwise defined herein, shall have their respective meanings as set forth in the OSI Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan, as amended (the “Plan”).
     WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved on [GRANT DATE] (the “Grant Date”) the grant of Restricted Stock Units (as defined below) to the Employee, as described herein; and
     WHEREAS, the grant of Restricted Stock Units is subject to a condition that any liability of the Company and its affiliates to pay secondary national insurance contributions in respect of the Restricted Stock Units shall be the liability of the Employee and that the Employee shall be required to enter into an election pursuant to Paragraph 3B(1) of Schedule 1 of the Social Security Contributions and Benefits Act 1992;
     NOW, THEREFORE, the parties hereto mutually agree to the following terms and conditions of this Agreement:
          1. Grant of Restricted Stock Units. The Company hereby grants to the Employee [UNITS GRANTED] Restricted Stock Units. For the purposes of this Agreement, a “Restricted Stock Unit” shall mean the contractual right to receive one share of Common Stock of the Company, par value $.01 per share (the “Common Stock”), subject to the terms and conditions of this Agreement and the Plan.
          2. Vesting and Forfeiture. Subject to the terms and conditions of this Agreement and the Plan, Restricted Stock Units granted under this Agreement shall vest over a period of four (4) years, with one quarter (25%) of the Restricted Stock Units vesting on each of the next four anniversaries of the Grant Date, with any fractional number of Restricted Stock Units that would otherwise become vested as of any such anniversary rounded to a whole integer as determined in the discretion of the Committee. On the date that the Employee’s employment (or service as an officer, consultant or member of the Board of Directors of the Company) with the Company and any parent or subsidiary of the Company terminates, including, without limitation, due to death or Retirement (an “Employee Termination Event”), all unvested Restricted Stock Units granted hereunder shall be forfeited, and the Employee shall have no further rights with respect to such forfeited Restricted Stock Units. Notwithstanding the foregoing, all unvested Restricted Stock Units shall immediately vest upon a “Change of Control”. For the purposes of this Agreement, a “Change of Control” shall mean the approval by the stockholders of the Company (or in case of a transaction involving Prosidion Limited, a wholly-owned subsidiary of the Company (“Prosidion”), the approval of the Company) of (a) a merger or consolidation involving the Company if the stockholders of the Company immediately before such merger or consolidation do not, as a result of such merger or consolidation, directly or indirectly, continue to hold a majority of the voting power in the resulting entity, (b) an agreement for the sale or other disposition of all or substantially all of the assets of the Company or Prosidion Limited, or (c) any transaction involving Prosidion if the Company does not, as a result of such transaction, continue to hold a majority of the voting power in Prosidion or the resulting entity.
          3. Settlement of Restricted Stock Units. Settlement for any vested Restricted Stock Units shall be in shares of Common Stock (collectively, the “Settlement Shares”). For the purposes of this Agreement, the “Settlement Date” shall mean the date upon which one or more Restricted Stock Units vest pursuant to this Agreement. The Company shall deliver the Settlement Shares to the Employee as soon as reasonably practicable following the applicable Settlement Date. Such Settlement Shares will be issued and evidenced in such manner as the Committee in its discretion shall deem appropriate, including, without limitation, book-entry, registration or issuance of one or more stock certificates. Upon issuance of the Settlement Shares, the number of Restricted Stock Units equal to the Settlement Shares shall be extinguished and such number of Restricted Stock Units will no longer be considered to be held by the Employee for any purpose.
          4. Restriction on Transferability. Restricted Stock Units granted hereunder shall not be sold, assigned, transferred, exchanged, pledged or otherwise encumbered or disposed of in any manner by the Employee, except as otherwise approved by the Committee.
          5. Securities Laws. The Company shall not be obligated to issue or deliver any shares of Common Stock under this Agreement in any manner in contravention of the Securities Act of 1933, as amended, any other federal or state securities law or the rules of any exchange or market system upon which the Common Stock is traded. The Board of Directors of the Company or the Committee may, at any time, require, as a condition to the issuance or delivery of shares of Common Stock hereunder, the representation or agreement of the Employee to the effect that the shares issuable hereunder are acquired by the Employee for investment purposes and not with a view to the resale or distribution thereof, and may require such other representations and documents as may be required to comply with applicable securities laws or the rules of any applicable exchange or market system.
          6. Withholding of Applicable Taxes. It shall be a condition to the Company’s obligation to deliver the Settlement Shares to the Employee and the Company or its affiliates shall be entitled to deduct from the Settlement Shares under the Plan any taxes, social security contributions, or any other amounts required by any government to be withheld from any such Settlement Shares, including applicable federal, state or local withholding taxes (such amount, the “Withholding Amount”). The Employee agrees that the Company, or any affiliate, as the case may be, will have the right to withhold from the Settlement Shares a sufficient number of shares of Common Stock to be sold in order to satisfy in full the Withholding Amount on behalf of the Employee. The Employee shall be solely and personally responsible for the payment of any applicable taxes (including interest and penalties thereon) due on the Settlement Shares hereunder (including the removal of any restrictions or variation of any rights relating to the Settlement Shares), and the Employee agrees to indemnify the Company and its affiliates against payment of such amounts.
          7. Subject to Terms of Plan. The Restricted Stock Units are subject to the terms and provisions of the Plan. To the extent that the provisions hereof conflict with those of the Plan, the provisions of the Plan shall control. All decisions or interpretations made by the Committee regarding any issue or question arising under this Agreement or the Plan shall be final, binding and conclusive on the Company and the Employee.
          8. No Rights as Stockholder. The Restricted Stock Units granted under this Agreement do not provide the Employee with any of the rights of a stockholder of the Company, including, without limitation, the right to vote or receive any dividends declared or paid on the Common Stock, unless and until shares of Common Stock relating to the Restricted Stock Units have been issued to the Employee.
          9. Continued Employment or Service. Nothing contained herein or in the Plan shall confer any right to continue in the employ or service of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate the employment, services, responsibilities or duties of the Employee at any time for any reason whatsoever.
          10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, including the successors and assigns of the Company.
          11. Governing Law. This Agreement will be interpreted and enforced under the laws of the State of New York, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The parties will submit any dispute or claim arising under this Agreement to the exclusive jurisdiction of the U.S. federal or New York state courts within the New York counties of New York, Nassau, or Suffolk, and the parties hereby submit to, and waive any objection to, personal jurisdiction and venue in such courts for such purpose.
          12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto entered into this Restricted Stock Unit Agreement as of the date set forth below.

OSI PHARMACEUTICALS, INC.

Name:
Title:

EMPLOYEE

DR. ANKER LUNDEMOSE

Date